Exhibit 99.1

ITHACA, NY / ACCESSWIRE / November 13, 2023 / Odyssey Semiconductor Technologies, Inc. (OTCQB:ODII), a semiconductor device company developing innovative high-voltage power switching components based on proprietary Gallium Nitride ("GaN") processing technology, today reported its third quarter 2023 results.

CEO Commentary

"During the 3rd quarter of 2023, our team remained focused and made significant and meaningful progress. The product team is hitting important milestones toward a high value product for customer sampling. On the customer front, we received a letter of support from a major European car manufacturer," said Mark Davidson, Odyssey's Chief Executive Officer. "We signed a Memorandum of Understanding (MOU) with a partner who will help our shared customers maximize the benefits of GAN in industrial and automotive applications. And we were selected to participate in a power density challenge by one of the world's largest industrial motor manufacturers. On the foundry services front, our pipeline has grown with initial work being complete for potentially high-volume, recurring revenue clients."

Davidson continued, "Financially, we remain constrained. Conversations with investors and potential strategic partners continue, with an outcome expected by the end of the calendar year."

Significant Recent Advancements and Milestones

●	Signed MOU with complementary GaN partner who will provide a solution-level path to revenue.

●	Received Letter of Support from a major European car manufacturer.

●	Due to the unique value of vertical GaN and our strong technical position, we were selected to participate in an industrial motor power density challenge.

●	On-boarded new foundry customers with recurring revenue potential commencing in 2024.

Odyssey Uniquely Positioned in High Growth Megatrend Movement to High Voltage.

40% CAGR to 2027 in Odyssey's Addressable Market

With industry-leading innovation, Odyssey's approach to vertical GaN will offer even greater commercial advantages over silicon than silicon carbide or lateral GaN. Vertical GaN offers a 10x advantage over silicon carbide (SiC) at performance enabling smaller and lighter power systems and cost levels unattainable by the competing technologies. The market the Company is pursuing is large and fast growing. The 650 volt segment is the larger market today, expected to grow at a 20% compound annual growth rate. The 1200 volt product market segment is expected to grow faster at 63% CAGR and will become the larger market in the second half of this decade. Together, the 650 and 1200 volt power device market is expected to exceed $5 billion in 2027, a 40% combined CAGR according to Yole Group, a French market research firm.

Management Availability for Investor Calls

Odyssey Semiconductor will not conduct an earnings call for Q3 2023; however, management is available for calls with investors. If interested, please email info@odysseysemi.com for a call with management, and a representative will coordinate a call.

About Odyssey Semiconductor Technologies, Inc.

Odyssey Semiconductor Technologies, Inc. has developed a proprietary technology that is designed to allow for GaN to replace SiC as the emerging high-voltage power switching semiconductor material. Based in Ithaca, NY, the Company owns and operates a 10,000 sq. ft. semiconductor wafer manufacturing facility complete with a mix of class 1,000 and class 10,000 clean space as well as tools for advanced semiconductor development and production. Odyssey Semiconductor also offers a world-class semiconductor device development and foundry service.

For more information, visit the Company's website at www.odysseysemi.com and LinkedIn.

Forward-Looking Statements

Statements in this press release that are not descriptions of historical facts are forward-looking statements within the meaning of the safe harbor provisions of the Private Securities Litigation Reform Act of 1995. These forward-looking statements include, but are not limited to, statements about our plans, objectives, forecasts, representations and contentions and are not historical facts and typically are identified by use of terms such as "may," "will," "should," "could," "expect," "plan," "forecast", "anticipate," "believe," "estimate," "predict," "potential," "continue" and similar words, although some forward-looking statements are expressed differently. These forward-looking statements are based on management's current expectations and assumptions and are subject to risks and uncertainties described more fully in the company's filings on Forms 10-K and 10-Q and other periodic filings with the Securities and Exchange Commission. Factors that could cause actual results to differ materially from those currently anticipated include, without limitation, risks relating to the results of our research and development activities, including uncertainties relating to semiconductor process manufacturing; the early stage of our GaN-based technology presently under development; our ability to protect our intellectual property rights that are valuable to our business, including patent and other intellectual property rights; our ability to successfully market and sell our technologies; the ability to achieve high volume manufacturing and the size and growth of the potential markets for any of our technologies, the rate and degree of market acceptance of any of our technologies and our ability to raise funding to support operations and the continued development and qualification of our technology.

In light of these risks, uncertainties and assumptions, the forward-looking statements regarding future events and circumstances discussed in this press release may not occur, and actual results could differ materially and adversely from those anticipated or implied in the forward-looking statements. You should not rely upon forward-looking statements as predictions of future events. The forward-looking statements included herein speak only as of the date hereof, and we undertake no obligation to update publicly or privately any forward-looking statements for any reason after the date of this release to conform these statements to actual results or to changes in our expectations.

Investor Relations Contact

Jeff Christensen

Darrow Associates Investor Relations

jchristensen@darrowir.com

(703) 297-6917

Consolidated Financial Results

All financials referenced in this release are unaudited and intended to conform with U.S. Generally Accepted Accounting Principles ("GAAP") and comparisons in this release are to the same period in the prior year unless otherwise noted.

ODYSSEY SEMICONDUCTOR TECHNOLOGIES, INC. AND SUBSIDIARIES
CONDENSED CONSOLIDATED BALANCE SHEETS

	September 30,	December 31,
	2023 (unaudited)	2022
Assets
Current Assets:
Cash	$237,292	$2,428,289
Accounts receivable	35,000	50,750
Prepaid expenses and other current assets	109,499	68,204
Total Current Assets	381,791	2,547,243
Restricted cash	103,266	103,240
Property and equipment, net	844,153	989,246
Operating ROU Asset	405,381	532,953
Total Assets	$1,734,591	$4,172,682
Liabilities and Stockholders' Equity
Current Liabilities:
Accounts payable and accrued expenses	$435,624	$382,905
Loan payable - short term	73,201	72,424
Lease liability - short term portion	196,227	171,496
Deferred revenue	22,500	-
Total Current Liabilities	727,552	626,825
Long-term lease liability	225,820	361,457
Promissory Note - related party	4,856,000	4,442,000
Accrued Interest on Promissory Notes	320,899	51,983
Loans payable - long term	210,949	264,729
Total liabilities	6,341,220	5,746,994
Commitments and contingencies	-	-
Stockholders' Equity:
Preferred stock, $0.0001 par value, 5,000,000 shares authorized; 0 shares issued and outstanding as of June 30, 2023 and December 31, 2022	-	-
Common stock, $0.0001 par value, 45,000,000 shares authorized, 12,726,911 shares issued and outstanding as of June 30, 2023 and December 31, 2022	1,272	1,272
Additional paid-in capital	11,403,476	10,776,181
Accumulated deficit	(16,011,377)	(12,351,765)
Total Stockholders' Equity	(4,606,629)	(1,574,312)
Total Liabilities and Stockholders' Equity	$1,734,591	$4,172,682

ODYSSEY SEMICONDUCTOR TECHNOLOGIES, INC. AND SUBSIDIARIES
CONDENSED CONSOLIDATED STATEMENTS OF OPERATIONS
(Unaudited)

	For the Three Months Ended September 30,		For the Nine Months Ended September 30,
	2023	2022	2023	2022

Revenues	$165,000	$208,780	$201,900	$259,299
Cost of Revenues	98,430	129,111	122,863	183,207
Gross Profit (Loss)	66,570	79,669	79,037	76,092
Operating Expenses:
Research and development	453,388	535,123	1,536,182	1,552,012
Fixed asset reserve write-off	-	153,126	-	153,126
Selling, general, and administrative	499,202	653,308	1,729,416	2,089,082
Total Operating Expenses	952,590	1,341,557	3,265,598	3,794,220
Loss From Operations	(886,020)	(1,261,888)	(3,186,561)	(3,718,128)
Other Income (Expense):
Forgiveness of PPP loan and other income	29,028	3,520	40,286	5,544
Interest income (expense)	(93,788)	(33,107)	(279,337)	(40,591)
Change in Fair Value of Promissory Notes	148,000	-	(234,000)	-
Net Loss	$(802,780)	$(1,291,475)	$(3,659,612)	$(3,753,175)
Net (Loss) Income Per Share:
Basic and Diluted	$(0.06)	$(0.10)	$(0.29)	$(0.29)
Weighted Average Number of Common Shares Outstanding:
Basic	12,726,911	12,726,911	12,726,911	12,726,911

ODYSSEY SEMICONDUCTOR TECHNOLOGIES, INC. AND SUBSIDIARIES
CONDENSED CONSOLIDATED STATEMENTS OF CASH FLOWS
(Unaudited)

	For the Nine Months Ended
	September 30,
	2023	2022
Cash Flows From Operating Activities:
Net loss	$(3,659,612)	$(3,753,175)
Adjustments to reconcile net loss to net cash used in operating activities:
Stock-based compensation	627,295	717,489
Fair value adjustment to Promissory Note	234,000	-
Fixed Asset Deposit - Reserve Write off	-	153,126
Accrued Interest	268,916	-
Depreciation and amortization	145,093	132,211
Changes in operating assets and liabilities:
Accounts receivable	15,750	(52,610)
Prepaid expenses and other current assets	(41,295)	1,016
Deferred expenses	-	7,870
Accounts payable and accrued expenses	69,385	179,342
Deferred revenue	22,500	1,000
Total Adjustments	1,341,644	1,139,444
Net Cash Used In Operating Activities	(2,317,968)	(2,613,731)
Cash Flows Used In Investing Activities:
Purchases of property and equipment	-	(281,517)
Net Cash Used In Investing Activities	-	(281,517)
Cash Flows From Financing Activities:
Repayment of government loans	(53,003)	(51,673)
Proceeds from Converible Bridge Note	180,000	1,250,000
Net Cash Provided By Financing Activities	126,997	1,198,327
Net Increase (Decrease) In Cash and Restricted Cash	(2,190,971)	(1,696,921)
Cash and Restricted Cash - Beginning Of Period	2,531,529	2,701,414
Cash and Restricted Cash - End Of Period	$340,558	$1,004,493
Cash and Restricted Cash Consisted of the Following:
Cash	$237,292	$901,264
Restricted cash	103,266	103,229
Cash and Restricted Cash	$340,558	$1,004,493
Supplemental Disclosures of Cash Flow Information:
Cash paid during the year for:
Interest	$10,422	$14,143
Non-cash investing and financing activities:
Operating Lease ROU Asset	$680,683	$680,683

See notes to these condensed consolidated financial statements.